UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2015

Boulevard Acquisition Corp. II

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-37561 (Commission File Number)	46-4583763 (I.R.S. Employer Identification Number)

399 Park Avenue, 6th Floor New York, NY (Address of principal executive offices)	10022 (Zip code)

(212) 878-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.  Other Events.

On October 9, 2015, Boulevard Acquisition Corp. II (the “Company”) consummated the sale of an additional 2,000,000 units (the “Additional Units”) pursuant to the terms of the Underwriting Agreement, dated September 21, 2015, between the Company and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), from the Underwriters partial exercise of their over-allotment option to purchase additional units of the Company.  Each Additional Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-half of one warrant (“Warrant”).  Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share.  The Additional Units were sold at an offering price of $10.00 per Additional Unit, generating gross proceeds to the Company of $20,000,000.

Simultaneously with the consummation of the sale of the Additional Units, the Company consummated the private sale of an additional 400,000 warrants (the “Additional Private Placement Warrants”), each exercisable to purchase one share of Common Stock for a price of $11.50 per share, to Boulevard Acquisition Sponsor II, LLC (the “Sponsor”) and an unaffiliated purchaser, at a price of $1.00 per Additional Private Placement Warrant, generating gross proceeds of $400,000.  The Additional Private Placement Warrants are identical to the Warrants included in the Additional Units, except that the Additional Private Placement Warrants (i) will not be redeemable by the Company so long as they are held by their initial purchasers or their permitted transferees, and (ii) may not be transferred, assigned or sold, except to certain permitted transferees, until 30 days after the Company completes its initial business combination.

The Company previously announced the consummation of its initial public offering (the “Offering”) of 35,000,000 units (the “Units”) on September 25, 2015, which were sold at an offering price of $10.00 per Unit, and the private sale by the Company of an aggregate of 9,350,000 warrants (the “Private Placement Warrants”) to the Sponsor and an unaffiliated purchaser, at a price of $1.00 per Private Placement Warrant, generating total net proceeds of $350,000,000, excluding amounts not held in the trust account at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”).

A total of $20,000,000 of the net proceeds from the sale of the Additional Units and the Additional Private Placement Warrants were placed in the Trust Account.  Except for the withdrawal of interest to pay income taxes and franchise taxes, none of the funds held in the Trust Account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 24 months from the closing of the Offering, or 27 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the Offering.

On October 9, 2015, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the partial exercise of the Underwriters’ over-allotment option.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Boulevard Acquisition Corp. II, dated as of October 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  October 15, 2015

Boulevard Acquisition Corp. II

By:	/s/ Stephen S. Trevor
Name: Stephen S. Trevor
Title: President, Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Boulevard Acquisition Corp. II, dated as of October 9, 2015.